     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 1994
                                                        REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                ---------------
                              ENSERCH CORPORATION
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                            ENSERCH CAPITAL L.L.C.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                 TEXAS                                DELAWARE
    (STATE OR OTHER JURISDICTION OF        (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)         INCORPORATION OR ORGANIZATION)
              75-0399066                             75-2527254
 (I.R.S. EMPLOYER IDENTIFICATION NO.)   (I.R.S. EMPLOYER IDENTIFICATION NO.)
            ENSERCH CENTER                C/O WILLIAM T. SATTERWHITE, ESQ.
       300 SOUTH ST. PAUL STREET                 ENSERCH CORPORATION
          DALLAS, TEXAS 75201             SENIOR VICE PRESIDENT AND GENERAL
             214-651-8700                              COUNSEL
   (ADDRESS, INCLUDING ZIP CODE AND           300 SOUTH ST. PAUL STREET
      TELEPHONE NUMBER, INCLUDING                DALLAS, TEXAS 75201
      AREA CODE, OF REGISTRANT'S                    214-670-2175
     PRINCIPAL EXECUTIVE OFFICES)         (ADDRESS, INCLUDING ZIP CODE, OF
                                                    REGISTRANT'S
                                        PRINCIPAL EXECUTIVE OFFICES AND AGENT
                                                    FOR SERVICE)
                         WILLIAM T. SATTERWHITE, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                ENSERCH CENTER
                           300 SOUTH ST. PAUL STREET
                              DALLAS, TEXAS 75201
                                 214-670-2175
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPY TO:
                                ARNOLD H. TRACY
                     MUDGE ROSE GUTHRIE ALEXANDER & FERDON
                                180 MAIDEN LANE
                           NEW YORK, NEW YORK 10038
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                            PROPOSED       PROPOSED
                                            MAXIMUM        MAXIMUM
 TITLE OF EACH CLASS OF                  OFFERING PRICE   AGGREGATE      AMOUNT OF
       SECURITIES          AMOUNT TO BE       PER       OFFERING PRICE  REGISTRATION
    TO BE REGISTERED      REGISTERED(1)  UNIT(1)(2)(3)    (1)(2)(3)        FEE(1)
- ------------------------------------------------------------------------------------
ENSERCH Corporation Debt
 Securities.............
- ------------------------------------------------------------------------------------
ENSERCH Corporation
 Preferred Stock, of no
 par value..............
- ------------------------------------------------------------------------------------
ENSERCH Corporation
 Depositary Shares......
- ------------------------------------------------------------------------------------
ENSERCH Corporation
 Common Stock, par value
 $4.45 per share........
- ------------------------------------------------------------------------------------
Enserch Capital L.L.C.
 Preferred Securities ..
- ------------------------------------------------------------------------------------
ENSERCH Corporation
 Backup Undertakings
 with respect to Enserch
 Capital L.L.C.
 Preferred
 Securities(5)..........
- ------------------------------------------------------------------------------------
Total...................   $450,000,000       100%       $450,000,000     $155,174
- ------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(1) There are being registered hereunder such presently indeterminate principal amount or number of Debt Securities (which may be senior or subordinated), shares of Preferred Stock, Depositary Shares and shares of Common Stock of ENSERCH Corporation and Preferred Securities of Enserch Capital L.L.C. with an aggregate initial offering price not to exceed $450,000,000, plus (i) contingent share purchase rights attached to and evidenced by the Common Stock and (ii) an indeterminate number of shares as may be issued upon conversion of Debt Securities or Preferred Stock for which, in each case, no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933 which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per Unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and dividends, if any.
(4) If any Debt Securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price of up to $450,000,000 at the time of initial offering, or (ii) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of up to $450,000,000.
(5) No separate consideration will be received for the ENSERCH Corporation
    Backup Undertakings offered with respect to Enserch Capital L.L.C.
    Preferred Securities.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION--DATED MARCH 7, 1994

PROSPECTUS
                               U.S. $450,000,000

                              ENSERCH CORPORATION

                        DEBT SECURITIES, PREFERRED STOCK
                                AND COMMON STOCK

                  ENSERCH CAPITAL L.L.C. PREFERRED SECURITIES

  ENSERCH Corporation ("ENSERCH" or the "Corporation") may offer from time to time in one or more series, together or separately, as shall be designated by ENSERCH (i) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities") which, in the case of Subordinated Debt Securities, may be convertible into the Corporation's Common Stock, $4.45 par value (the "Common Stock"), (ii) shares of its preferred stock, of no par value (the "Preferred Stock"), which may be issued in the form of Depositary Shares evidenced by Depositary Receipts, and (iii) shares of its Common Stock. Enserch Capital L.L.C. ("Enserch Capital"), a Delaware limited liability company and a special purpose subsidiary of ENSERCH, may also offer, from time to time, its preferred limited liability company interests ("EC Preferred Securities"), in one or more series. In connection therewith, ENSERCH may offer back-up undertakings ("Backup Undertakings") with respect to the EC Preferred Securities, as described herein under "Enserch Capital L.L.C." The Debt Securities, Preferred Stock, Common Stock, and EC Preferred Securities and any related Backup Undertakings are collectively called the "Securities." The Securities may be offered in amounts, at prices and on terms to be determined at the time of offering, provided, however, that the aggregate initial public offering price of all Securities shall not exceed U.S. $450,000,000 (or its equivalent, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including where applicable, in the case of Debt
Securities: the specific title, aggregate principal amount, the denomination, maturity, premium, if any, the interest rate (which may be fixed, floating or adjustable), the time and method of calculating payment of interest, if any, the place or places where principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, the currency in which principal of (and premium, if any) and interest, if any, on such Debt Securities shall be payable, any terms of redemption at the option of ENSERCH or the holder, any sinking fund provisions, terms for any conversion or exchange into other securities, the initial public offering price and other special terms; and, in the case of Preferred Stock and EC Preferred Securities, the specific title, the aggregate amount, any dividends (including the method of calculating payment of such dividends), liquidation, redemption, any voting and other rights, terms for any conversion or exchange of the Preferred Stock into other securities, the initial public offering price and any other special terms. The Senior Debt Securities when issued will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation. The Subordinated Debt Securities when issued will be unsecured and subordinated to all present and future Senior Indebtedness of the Corporation. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global Securities. ENSERCH's Common Stock is listed on the New York Stock Exchange, the Midwest Stock Exchange and the London Stock Exchange. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchanges, subject to official notice of issuance.

  The Prospectus Supplement will contain information concerning certain United States federal income tax considerations, if applicable to the Securities offered.

  The Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents of ENSERCH or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION NOR HAS  THE SECURI-
  TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
   THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is                , 1994.

                             AVAILABLE INFORMATION

  ENSERCH is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Corporation's Common Stock is listed on, and reports, proxy statements and other information concerning the Corporation may also be inspected at the offices of, the New York Stock Exchange, 20 Broad Street, New York, New York and the Midwest Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

  This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement"), which the Corporation has filed with the Commission under the Securities Act of 1933 (the "Securities Act"). Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

  No separate financial statements of Enserch Capital have been included herein. ENSERCH and Enserch Capital do not consider that such financial statements would be material to holders of EC Preferred Shares because Enserch Capital is a newly organized special purpose entity, has no operating history and no independent operations and is not engaged in, and does not propose to engage in, any activity other than the issuance of its limited liability company interests and the lending of the proceeds thereof to ENSERCH. See "Enserch Capital L.L.C." Enserch Capital is a limited liability company organized under the laws of the State of Delaware and will be managed by ENSERCH, which beneficially owns all of Enserch Capital's limited liability company interests (other than the EC Preferred Securities) which are non-transferable.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by the Corporation with the Commission pursuant to the Exchange Act (File No. 1-3183) and are incorporated herein by reference:

    1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1992;

    2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993; and

    3. The Corporation's Current Reports on Form 8-K dated October 18, 1993, November 17, 1993, December 22, 1993, January 18, 1994, February 9, 1994, and March 3, 1994.

  All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Mr. M. G. Fortado, Vice President, Corporate Secretary and Assistant General Counsel, at 300 South St. Paul Street, Dallas, Texas 75201-5589 (tel. 214-670-2649).

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR BY ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, THE DATE OF FILING WITH THE COMMISSION.

                                THE CORPORATION

GENERAL

  ENSERCH is an integrated company focused on natural gas. It is the successor to a company originally organized in 1909 for the purpose of providing natural gas service to North Texas. The Corporation's operations include the following:

    . Natural Gas Transmission and Distribution--Owning and operating interconnected natural gas transmission pipelines, gathering lines, underground gas storage reservoirs, compressor stations, distribution systems and related properties; transporting, distributing and selling natural gas to residential, commercial, industrial, electric-generation, pipeline and other customers; and compressing natural gas for motor vehicle usage. (Lone Star Gas Company, a division of the Corporation, Enserch Gas Company, and related operations.)

    . Natural Gas and Oil Exploration and Production--Exploring for, developing, producing and marketing natural gas and oil. (Enserch Exploration, Inc., Enserch Exploration Partners, Ltd. [more than 99% owned], Enserch International Exploration, Inc., and related operations.)

    . Natural Gas Liquids Processing--Gathering natural gas, processing natural gas to produce liquids and marketing the products. (Enserch Processing Partners, Ltd.)

    . Power and Other--Developing, operating and maintaining independent electric generation power plants and cogeneration facilities; and furnishing energy services under long-term contracts to large building complexes, such as universities and medical centers. (Enserch Development Corporation and Lone Star Energy Company) Providing environmental engineering and contracting services from initial site assessment and feasibility studies to designs, actions and remediation (Enserch Environmental Corporation).

  The Corporation's principal executive offices are located at 300 South St. Paul Street, Dallas, Texas 75201, and its telephone number is (214) 651-8700.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
AND EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

  The following ratios have been restated to give effect to the discontinuance of the Corporation's engineering and construction business segment:

                                                       YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                       1993 1992 1991 1990 1989
                                                       ---- ---- ---- ---- ----
Consolidated ratio of earnings to fixed charges....... .93  1.02 1.49 1.80 1.76
Consolidated ratio of earnings to combined fixed
 charges and preferred stock dividends................ .82   .92 1.25 1.54 1.50

  For purposes of computing the foregoing ratios: (i) "fixed charges" represent interest expense, capitalized interest and the portion of rental expense representing the interest factor, and (ii) "earnings" represent the aggregate of income from continuing operations before extraordinary items, income taxes, amortization of previously capitalized interest and fixed charges deducted from earnings, on a total enterprise basis.

  For the purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, the preferred stock dividend requirements were assumed to be equal to the pretax earnings which would be required to cover such dividend requirements computed using the effective tax rates for the applicable period to the extent not antidilutive.

  For the year ended December 31, 1993, fixed charges exceeded earnings by $6.6 million. For the years ended December 31, 1993 and 1992, combined fixed charges and preferred stock dividends exceeded earnings by $19.3 million and $10.3 million, respectively.

  For the year 1993, excluding unusual charges (adverse judgment in litigation, write-off of non U.S. gas and oil assets, charge for efficiency enhancements and severance expenses, and the tax rate change) the ratio of earnings to fixed charges would have been 1.71 and ratio of earnings to combined fixed charges and preferred dividends would have been 1.42.

                                USE OF PROCEEDS

  Unless otherwise specified in the Prospectus Supplement, the net proceeds to be received by the Corporation from the sale of the Securities will be used to repay and refinance indebtedness of the Corporation. Pending use for these purposes, the Corporation may invest proceeds from the sale of the Securities in short-term obligations.

                       DESCRIPTION OF THE DEBT SECURITIES

  Senior Debt Securities may be issued from time to time in one or more series under an Indenture dated as of February 15, 1992 (the "Senior Indenture"), between the Corporation and The First National Bank of Chicago, as Trustee (the "Senior Trustee"). Subordinated Debt Securities may be issued from time to time in one or more series under an indenture (the "Subordinated Indenture") to be entered into between the Corporation and The First National Bank of Chicago, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees." As used under this caption, unless the context otherwise requires, "debt securities" in lower case shall mean all debt securities issued or issuable, as the case may be, under the respective Indentures, and "Debt Securities" with initial capital letters shall mean the Debt Securities covered by this Prospectus and any Prospectus Supplement. The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the Indentures, including the definition therein of certain terms, copies of which are filed as exhibits to the Registration Statement, as amended, of which this Prospectus is a part.

  Whenever particular provisions or defined terms in the Indentures are referred to therein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of both the Senior Indenture and Subordinated Indenture unless otherwise noted.

GENERAL

  Each Indenture provides for the issuance of debt securities in one or more series, and does not limit the principal amount of debt securities which may be issued thereunder.

  Reference is made to the Prospectus Supplement for the following terms of the Debt Securities being offered hereby: (1) the specific title of the Debt Securities; (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (3) the aggregate principal amount of the Debt Securities; (4) the percentage of their principal amount at which the Debt Securities will be issued; (5) the date on which the Debt Securities will mature; (6) the rate or rates per annum or the method for determining such rate or rates, if any, at which the Debt Securities will bear interest; (7) the times at which any such interest will be payable; (8) any provisions relating to optional or mandatory redemption of the Debt Securities; (9) the denominations in which the Debt Securities are authorized to be issued; (10) any provisions relating to the conversion or exchange of the Debt Securities into debt securities of another series; (11) the foreign currency or units of two or more of such foreign currencies in which the Debt Securities are denominated, if other than United States dollars, and the currency in which interest is payable if other than the currency in which the Debt Securities are denominated; (12) the place or places at which the Corporation will make payments of principal (and premium, if any) and interest, if any, and the method of such payment; (13) whether the Debt Securities will be issued in whole or in part in the form of one or more global Debt Securities and, in such case, the depository for such Debt Security or Debt Securities; (14) the person to whom any interest on a Debt Security of such series will be payable, if other than the person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; (15) the extent to which, or the manner in which, any interest payable on a global Debt Security on an Interest Payment Date will be paid; (16) with respect to the Subordinated Debt Securities only, whether such Securities will be convertible into or exchangeable for Common Stock or any other shares of the capital stock or securities of the Corporation and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or rate and the conversion period; (17) any additional covenants and Events of Default and the remedies with respect thereto not currently set forth in the respective Indenture; and
(18) any other specific terms of the Debt Securities. (Section 301).

  If the principal of, premium, if any, or interest on Debt Securities of any series are payable in a foreign or composite currency, or if any index or formula is used to determine the amount of payment of principal of, premium, if any, or interest on any series of Debt Securities, any specific federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating to that series.

  One or more series of Debt Securities may be sold at a substantial discount below its or their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rate. Federal income tax consequences and other special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

SUBORDINATED DEBT SECURITIES

  Subordination. The obligations of the Corporation pursuant to the Subordinated Debt Securities will be subordinate in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness of the Corporation. (Subordinated Indenture--Article XIV). Upon the maturity of principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, no payments, including sinking fund payments, may be made on the Subordinated Debt Securities and no Subordinated Debt Securities may be acquired until all principal of and premium, if any, and interest on all such matured Senior Indebtedness shall have been paid in full. (Subordinated Indenture--Section 1403). "Senior Indebtedness" of the Corporation is defined to mean the principal of and premium, if any, and interest on the indebtedness (other than the Subordinated Debt Securities) of the Corporation, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed to others, (a) for money borrowed from or guaranteed to others, (b) under promissory notes or debentures, bonds or other instruments of indebtedness issued under the provisions of or pursuant to an indenture, agreement, or similar instrument, or (c) for the payment of money relating to the lease of any property which lease may be capitalized on the consolidated balance sheet of the Corporation and its Subsidiaries in accordance with generally accepted accounting principles as in effect from time to time and, in each such case, all renewals, extensions, refundings, amendments or modifications thereof, except for the Corporation's 6 3/8% Convertible Subordinated Debentures due 2002; unless, in each case, by the terms of the instrument creating or evidencing the indebtedness it is provided that such indebtedness is not superior in right of payment to the Subordinated Debt Securities. (Subordinated Indenture--Section 101). The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. As of December 31, 1993, Senior Indebtedness of the Corporation aggregated approximately $639 million.

  Conversion of Subordinated Debt. The applicable Prospectus Supplement will provide whether the Subordinated Debt Securities of a series will be convertible and, if so, the initial conversion price per share at which such convertible Subordinated Debt Securities will be convertible into Common Stock. Subject to prior redemption of the convertible Subordinated Debt Securities, the holders of such Subordinated Debt Securities will be entitled at any time on or before the close of business on the maturity date thereof to convert such Subordinated Debt Securities (or, in the case of convertible Subordinated Debt Securities of denominations in excess of $1,000 any portion of which is $1,000 or an integral multiple of $1,000) into shares of Common Stock at the initial conversion price set forth in the applicable Prospectus Supplement. No adjustment will be made on conversion of any convertible Subordinated Debt Securities for interest accrued thereon or, except as set forth below, for dividends on any securities issued upon such conversion. (Subordinated Indenture--Section 1301).

  In order to exercise the right of conversion, the holder of any such convertible Subordinated Debt Securities must surrender his convertible Subordinated Debt Securities to the Corporation at any office or agency of the Corporation maintained for such purpose. The convertible Subordinated Debt Securities to be surrendered must be accompanied by written notice to the Corporation that the holder elects to convert such Subordinated Debt Securities.

  If any convertible Subordinated Debt Security, whether or not called for redemption, is converted between a record date for the payment of interest and the next succeeding interest payment date, such convertible Subordinated Debt Security must be accompanied by funds payable to the Corporation equal to the interest payable to the registered holder on such interest payment date on the principal amount so converted. In the case of any convertible Subordinated Debt Security or portion thereof called for redemption, conversion rights expire at the close of business on the Redemption Date, even if such redemption occurs at a time when conversion of the Subordinated Debt Security portion thereof is in the best interests of the holder. (Subordinated Indenture--Section 1302).

  No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an adjustment in cash will be made based on the market price of Common Stock at the close of business on the date of conversion. (Subordinated Indenture--Section 1303).

  The Conversion Price will be subject to adjustment in the event of: (i) the payment of certain stock dividends on the Common Stock; (ii) the issuance of certain rights or warrants to all holders of the Common Stock entitling them to subscribe for or purchase Common Stock at a price less than the market price;
(iii) the subdivision of Common Stock into a greater number of shares of Common Stock or the combination of Common Stock into a smaller number of shares of Common Stock; (iv) the distribution by the Corporation to all holders of the Common Stock of evidences of indebtedness or assets of the Corporation (excluding rights or warrants and any dividends or distributions mentioned above); and (v) the reclassification of Common Stock into other securities. However, no adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price. (Subordinated Indenture--Section 1304).

  In case of certain consolidations or mergers to which the Corporation is a party or the transfer of substantially all of the assets of the Corporation, each convertible Subordinated Debt Security then outstanding would, without the consent of any holders of the convertible Subordinated Debt Securities, become convertible only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which such convertible Subordinated Debt Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). (Subordinated Indenture--Section 1311).

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of a series may be issuable in certificated or global form. Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the relevant Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Corporation has appointed the Senior Trustee as Security Registrar with respect to the Senior Debt Securities and the Subordinated Trustee as Security Registrar with respect to the Subordinated Debt Securities. (Section 305). If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Corporation will be required to maintain a transfer agent in each Place of Payment for such series. (Section 1002). The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities.

  In the event of any redemption in part, the Corporation shall not be required to (i) issue, register the transfer of or exchange any Debt Security during a period beginning at the opening of business 15 days before any selection for redemption of Debt Securities of like tenor and of the series of which such Debt Security is a part, and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Debt Securities of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (Sections 305 and 1103).

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any Debt Security will be made only against surrender to the Paying Agent of such Debt Security. Unless otherwise indicated in an applicable Prospectus Supplement, principal of and any premium and interest, if any, on Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to such Debt Securities. (Section 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the person in whose name such Debt Security (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest. (Section
307).

  Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the related Trustee in the City of Chicago will be designated as the Corporation's sole Paying Agent for payments with respect to Debt Securities of each series. (Sections 101 and 1002). Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Corporation for the respective Debt Securities will be named in an applicable Prospectus Supplement. (Section 301). The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Corporation will be required to maintain a Paying Agent in each Place of Payment for each series of the respective Debt Securities. (Section 1002).

  All moneys paid by the Corporation to a Paying Agent for the payment of the principal of and premium or interest, if any, on any Debt Security of any series which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to the Corporation and the holder of such Debt Security will thereafter look only to the Corporation for payment thereof. (Section 1003).

GLOBAL DEBT SECURITIES

  If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a global Debt Security will be payable in the manner described in the applicable Prospectus Supplement. (Section 301).

  The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a global Debt Security will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE INDENTURES

  The Indentures contain provisions permitting the Corporation and the respective Trustees, with the consent of the holders of not less than a majority in principal amount of the debt securities which are affected by the modification, to modify the particular Indenture or any supplemental indenture or the rights of the holders of the debt securities issued under such Indenture; provided that no such modification may, without the consent of the holder of each outstanding debt security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any Debt Security, (b) reduce the principal amount of, or premium or rate of interest, if any, on, any Debt Security, (c) reduce the amount of principal of an original issue discount Debt Security payable upon acceleration of the maturity thereof, (d) change the place or currency of payment of principal of, or premium or interest, if any, on, any Debt Security,
(e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902).

EVENTS OF DEFAULT

  An Event of Default with respect to Debt Securities of any series is defined in the Indentures as being; default for 30 days in payment of any interest on Debt Securities of such series; default in payment of principal of (or premium, if any, on) Debt Securities of such series; default in payment of any mandatory sinking fund payment required by the Debt Securities of such series; default for 60 days after notice in the performance of any other covenant in the Debt Securities of such series or in the Indentures or certain events of bankruptcy, insolvency or reorganization. The Senior Indenture (but not the Subordinated Indenture) also defines an Event of Default with respect to Senior Debt Securities of any series to be a default which involves the failure by the Corporation to pay when due the principal of any indebtedness for money borrowed by the

Corporation in excess of $25 million or which results in the acceleration of any such indebtedness in excess of $25 million, if such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within 10 days after written notice as provided in the Senior Indenture. In case an Event of Default with respect to Debt Securities of any series shall occur and be continuing, the respective Trustees or the holders of not less than 25% in principal amount of the Debt Securities of such series then outstanding may declare the principal of all such Debt Securities to be due and payable. The Corporation is required to furnish to the Senior Trustee and the Subordinated Trustee annually a statement as to the performance by the Corporation of its obligations under the respective Indentures and as to any default in such performance. Under certain circumstances any declaration of acceleration with respect to Debt Securities of any series may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of or interest on the Debt Securities) may be waived by the holders of a majority in the aggregate principal amount of the Debt Securities of such series then outstanding. The Indentures provide that the Trustees may withhold notice to the holders of the respective Debt Securities of any series of any continuing default (except in the payment of the principal (other than any mandatory sinking fund payment) of (or premium, if any) or interest on any Debt Securities of such series) if such Trustee considers it in the interest of holders of such series of Debt Securities to do so. (Section 501).

SENIOR INDENTURE RESTRICTIVE COVENANT--LIMITATION ON LIENS

  The Senior Indenture (but not the Subordinated Indenture) provides that the Corporation will not create, assume or suffer to exist, and will not permit any subsidiary to create, assume or suffer to exist, except in favor of the Corporation, any mortgage, pledge or other lien or encumbrance on any of its properties or assets (including stock and other securities of subsidiaries) without making effective provision to secure equally and ratably the Senior Debt Securities then outstanding and other indebtedness entitled to be so secured, except that the Corporation or a subsidiary, without so securing the Senior Debt Securities, may create, assume or suffer to exist (a) certain purchase money and existing liens in connection with property acquisitions and the extension, renewal or refunding of the same, (b) pledges of current assets, in the ordinary course of business to secure current liabilities, (c) liens on property to secure obligations to pay all or part of the purchase price of such property only out of or measured by oil or gas production or the proceeds thereof, or liens upon production from oil or gas property or the proceeds of such production, to secure obligations to pay all or part of the expenses of exploration, drilling or development of such property only out of such production or proceeds, (d) mechanics' or materialmen's liens, certain good faith deposits, deposits to secure public or statutory obligations, deposits to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for payment of taxes, assessments or similar charges and liens or security interests created in connection with bid or completion bonds, (e) liens arising by reason of deposits with, or the giving of security to, a governmental agency as a condition to the transaction of business or the exercise of a privilege, or deposits to enable the Corporation or a subsidiary to maintain self-insurance or participate in any funds established to cover any insurance risks, or in connection with workmen's compensation, unemployment insurance, old age pension or other social security, (f) pledges or assignments of accounts receivable, including customers' instalment paper, to banks or others (including to or by any subsidiary which is principally engaged in the business of financing the business of the Corporation and its subsidiaries) made in the ordinary course of business, (g) liens of taxes or assessments for the current year or not due or being contested in good faith and against which an adequate reserve has been established, (h) judgments or liens the finality of which is being contested and execution on which is stayed, (i) assessments or similar encumbrances the existence of which does not impair the use of the property subject thereto for the purposes for which it was acquired, (j) certain landlords' liens so long as the rent secured thereby is not in default, and (k) liens on the assets of any limited liability company organized under a limited liability company act of any State which limited liability company is treated as a partnership for federal income tax purposes. (Senior Indenture--Section
1006).

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

  The Indentures provide that the Corporation may not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless (i) the successor Person shall be organized and existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on, all the Debt Securities and the performance of every covenant in such Indenture on the part of the Corporation to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. In case of any such consolidation, merger, conveyance or transfer, such successor Person will succeed to and be substituted for the Corporation as obligor on the Debt Securities, with the same effect as if it had been named in the Indenture as the Corporation. (Section 801).

  The Indentures do not contain any other covenant which restricts the Corporation's ability to merge or consolidate with any other corporation, sell or convey all or substantially all of its assets to any persons, firm or corporation or otherwise engage in restructuring transactions. Further, the Indentures do not contain any provisions which would provide protection to holders of Debt Securities against a sudden and dramatic decline in credit quality resulting from a takeover, a recapitalization or similar restructuring of the Corporation.

TITLE

  The Corporation, the Trustees and any agent of the Corporation or the relevant Trustee may treat the registered owner of any Debt Security as the absolute owner thereof (whether or not such Debt Security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

DEFEASANCE AND DISCHARGE

  Under the terms of the Indentures, the Corporation will be discharged from any and all obligations in respect of the Debt Securities of any series (except in each case for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) if the Corporation deposits with the Trustee, in trust, (i) money; (ii) U.S. Government Securities (as defined) or, in the case of Debt Securities denominated in a foreign currency, Foreign Government Securities (as defined) which through the payment of Interest thereon and principal thereof in accordance with their terms will provide money; or (iii) any combination of (i) and (ii) above, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. Such defeasance and discharge will become effective 91 days after the Corporation, among other things, has delivered to the Trustee an Opinion of Counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes, or a copy of a ruling or other formal statement or action to such effect received from or published by the United States Internal Revenue Service; and (ii) the trust resulting from the defeasance will not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended. (Section 403).

REPLACEMENT OF DEBT SECURITIES

  Any mutilated Debt Security will be replaced by the Corporation at the expense of the holder upon surrender of such Debt Security to the relevant Trustee. Debt Securities that become destroyed, lost or stolen will be replaced by the Corporation at the expense of the holder upon delivery to the relevant Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Corporation and the relevant Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the relevant Trustee and the Corporation may be required at the expense of the holder of such Debt Security before a replacement Debt Security will be issued. (Section 306).

GOVERNING LAW

  The Senior Indenture is, and the Subordinated Indenture and the Debt Securities will be, governed by, and construed in accordance with, the laws of the State of Texas. (Section 112).

INFORMATION CONCERNING THE TRUSTEES

  Subject to the provisions of the relevant Indenture relating to its duties, each Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the holders thereunder, unless such holders shall have offered to such Trustee reasonable indemnity. Subject to such provision for indemnification, the holders of a majority in principal amount of the debt securities then outstanding thereunder will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee. (Section 601).

  The Indentures contain limitations on the right of the Trustee, as a creditor of the Corporation to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under the Indentures it is a creditor of the Corporation.

  The First National Bank of Chicago, the Trustee under each Indenture, has from time to time engaged in transactions with, or performed services for ENSERCH in the ordinary course of business.

                      DESCRIPTION OF ENSERCH CAPITAL STOCK

  The following description of the capital stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the more complete descriptions thereof set forth in (a) the Corporation's Restated Articles of Incorporation, as amended, and the Rights Agreement, dated as of April 15, 1986, between the Corporation and Harris Trust Company of New York, as Rights Agent, both of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part, and (b) the Statement of Resolutions relating to each series of Preferred Stock, which will be filed with the Commission at or prior to the time of the offering of such series of Preferred Stock. A form of Statement of Resolutions is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Corporation is currently authorized by its Restated Articles of Incorporation to issue 100,000,000 shares of Common Stock, of $4.45 par value, 2,000,000 shares of preferred stock, of no par value (the "preferred stock"), and 2,000,000 shares of Voting Preference Stock, of no par value. The Board of Directors has authority to divide the preferred stock and Voting Preference Stock into one or more series and has broad authority to fix and determine the relative rights and preferences of the shares of each such series.

COMMON STOCK

  The Corporation is authorized by its Restated Articles of Incorporation to issue up to 100,000,000 shares of Common Stock, par value $4.45 per share.

  Subject to the rights of the holders of the preferred stock and Voting Preference Stock which may be outstanding from time to time, holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors from any funds legally available therefor, to one vote for each share on all matters voted upon by shareholders, including election of directors (cumulative voting being prohibited), and to share ratably in assets available for distribution upon any liquidation. Common Stock has no preemptive rights and is not subject to redemption or to any further call or assessment.

  In April 1986, the Corporation's Board declared a dividend of one Voting Preference Stock contingent purchase right on each outstanding share of Common Stock. All shares of Common Stock issued subsequently also include these rights. Under certain conditions, each right may be exercised to purchase one two-hundredth of a share of a new series of Voting Preference Stock at an exercise price of $60. The rights are exercisable only if a person or group acquires beneficial ownership of 20% or more of the Common Stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 30% or more of the Common Stock. If any person becomes the beneficial owner of 30% or more of the Common Stock, or if a 20%-or-more shareholder engages in certain self-dealing transactions, or if in a merger transaction with the Corporation in which the Corporation is the surviving corporation and its Common Stock is not changed or converted, then each right not owned by such person or related parties will entitle its holder to purchase, at the right's then current exercise price, shares of Common Stock (or, in certain circumstances as determined by the Board, other consideration) having a value of twice the right's exercise price. In addition, if the Corporation is involved in a merger or other business combination transaction with another person in which its Common Stock is changed or converted, or sells 50% or more of its assets or earning power to another person, each right will entitle its holder to purchase, at the right's then-current exercise price, Common Stock of such other person having a value of twice the right's exercise price. The rights, which have no voting rights, expire on May 5, 1996. the Corporation generally will be entitled to redeem the rights at $.05 per right at any time until the 15th day following public announcement that a 20% position has been acquired.

  Dividend restrictions on Common Stock are contained in several agreements relating to senior long-term debt and in the Restated Articles of Incorporation of the Corporation. Pursuant to the Restated Articles of Incorporation, no dividend (other than a dividend payable in Common Stock) or other distribution is permitted to be declared or paid on, and no amount is permitted to be applied to the purchase of, the Common Stock unless (i) full cumulative dividends for all past dividend periods have been paid or declared and set apart for payment, and full cumulative dividends for the then current dividend period have been, or simultaneously therewith are, paid or declared on outstanding preferred stock and Voting Preference Stock and (ii) after giving effect to such payment of dividend, other distribution or purchase, the aggregate capital of the Corporation applicable to all capital stock outstanding ranking junior to the preferred stock and Voting Preference Stock as to dividends or assets plus the consolidated earned and capital surplus of the Corporation and its subsidiaries shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all outstanding shares of the preferred stock and the Voting Preference Stock and all stock ranking prior to or on a parity with such stock as to dividends or assets to be outstanding after such payment of dividend, other distribution or purchase. At December 31, 1993, the Corporation had approximately $342 million of consolidated common shareholders' equity which was free of such restrictions after giving pro forma effect to the redemption by the Corporation of all of its outstanding sinking fund debentures and the Adjustable Rate Cumulative Preferred Stock, Series D in March, 1994.

  The Transfer Agent and Registrar of the Corporation's Common Stock is Harris Trust Company of New York, New York, New York.

PREFERRED STOCK

  The Corporation is currently authorized by its Restated Articles of Incorporation to issue 2,000,000 shares of preferred stock, of no par value, of which 1,500,000 shares of Adjustable Rate Cumulative Preferred Stock, Series D, and 100,000 shares of Adjustable Rate Cumulative Preferred Stock, Series E, were outstanding on the date of this Prospectus. The Board of Directors has authority to divide the preferred stock into one or more series and to fix and determine relative rights and preferences of the shares of each such series.

  All series of preferred stock, including any series of Preferred Stock to which any Prospectus Supplement may relate, shall have the dividend, liquidation, redemption and voting rights set forth below. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the title of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the price at which such Preferred Stock will be issued; (iv) whether dividends shall be payable and, if payable, the dividend rate (or method of calculation);
(v) any redemption or sinking fund provisions of such Preferred Stock; (vi) the terms of any right to convert the Preferred Stock into other securities of the Corporation; (vii) whether the Corporation has elected to offer Depositary Shares (as defined below); and (viii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

  The Preferred Stock offered by any Prospectus Supplement will, when issued, be fully paid and nonassessable and have no preemptive rights.

  As described under "Depositary Shares" below, the Corporation may, at its option, elect to offer depositary shares evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of Preferred Stock) of a share of the particular series of the Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Preferred Stock.

  Dividends. To the extent that the applicable Prospectus Supplement provides that dividends shall be paid on a series of Preferred Stock, the holders of shares of such series of Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Corporation out of assets of the Corporation legally available therefor, cumulative cash dividends at the rate per share set forth in the applicable Prospectus Supplement. Dividends on such series of Preferred Stock will accrue from the date of original issuance and will be paid quarterly on the first day of February, May, August and November (the "Quarterly Dividend Payment Dates") commencing on the Quarterly Dividend Payment Date next succeeding the expiration of 30 days after the date of initial issue of any shares of such series.

  No dividends (other than a dividend payable in Common Stock) shall be paid or other distribution made on shares of the Common Stock or on any other class of stock ranking junior to the preferred stock as to dividends or assets, nor shall any shares of the Common Stock or other junior stock be purchased or redeemed, unless (i) all dividends on the outstanding preferred stock for all past quarterly dividend periods have been paid or declared and set apart for payment, and all dividends on the preferred stock for the current period have been paid or declared and set apart for payment, and (ii) after giving effect to such payment of dividends, other distributions, purchase or redemption, the aggregate capital of the Corporation applicable to all capital stock outstanding ranking junior to the preferred stock as to dividends or assets, plus the consolidated earned and capital surplus of the Corporation and its subsidiaries, shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the preferred stock and all stock ranking prior to or on a parity with the preferred stock as to dividends or assets to be outstanding after such payment of dividends, other distribution, purchase or redemption. Dividends may not be paid on any one series of preferred stock unless dividends have been or are contemporaneously paid or declared on the preferred stock on all series entitled thereto.

  Several agreements relating to senior long-term debt also contain restrictions on distributions on capital stock of the Corporation. At December 31, 1993, the Corporation had approximately $342 million of consolidated common shareholders' equity which was free of such restrictions after giving pro forma effect to the redemption by the Corporation of all of its outstanding sinking fund debentures and the Adjustable Rate Cumulative Preferred Stock, Series D in March 1994.

  Voting Rights. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock, or except as expressly required by applicable law, the holders of shares of each series of Preferred Stock will have no ordinary voting rights. However, without the approval of the holders of shares representing at least two-thirds of the votes entitled to be cast by the preferred stock, the Corporation may not amend its Restated Articles of Incorporation to (1) create, or increase the number of authorized shares of, a class of stock ranking prior to or on a parity with the preferred stock as to dividends or assets; (2) increase the authorized number of shares of preferred stock; and (3) change any of the rights or preferences of outstanding preferred stock or any series thereof. Rights and preferences of any outstanding series, which vary from the rights and preferences of other outstanding series, may not be changed without the approval of the holders of shares representing at least two-thirds of the votes entitled to be cast by such series. In addition, holders of preferred stock have the right to elect two directors if cumulative dividend payments shall not have been paid for six quarterly dividend periods, and this right shall continue until such time as the default in payment of dividends shall have been cured.

  So long as any shares of any series of preferred stock shall be outstanding, the Corporation shall not, without the approval of the holders of shares representing a majority of the votes entitled to be cast, issue any additional shares, or reissue any reacquired shares, of preferred stock or of any other class of stock ranking prior to or on a parity with the outstanding shares of the preferred stock as to dividends or assets for any purpose other than to purchase or redeem an equal par or stated value on involuntary liquidation of preferred stock or of stock ranking prior to or on a parity with the preferred stock as to dividends or assets at the time outstanding unless

    (i) the consolidated gross income (as defined) of the Corporation and its subsidiaries for 12 consecutive calendar months within a period of 15 calendar months immediately preceding the calendar month of such issuance is equal to at least 1 times the aggregate of the annual interest charges on indebtedness of the Corporation and its subsidiaries (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such shares) and the annual dividend requirements on all preferred stock (including dividend requirements on any class of stock ranking prior to or on a parity with the shares to be issued as to dividends or assets but excluding any dividend requirements on any stock to be retired by the application of the proceeds from the issuance of such shares), which shall be outstanding immediately after the issuance of such shares; and

    (ii) the aggregate capital of the Corporation applicable to all capital stock outstanding ranking junior to the preferred stock as to dividends and assets, plus the consolidated earned and capital surplus of the Corporation and its subsidiaries, shall be at least equal to the aggregate amount payable upon involuntary dissolution, liquidation or winding up of the Corporation on all shares of the preferred stock, and all stock ranking prior to or on a parity with the preferred stock as to dividends or assets, to be outstanding immediately after the issuance of such shares of preferred stock or such stock ranking prior to or on a parity therewith and the application of the proceeds thereof.

  Each share of preferred stock of any series having a stated value of $100 on involuntary liquidation shall, to the extent it is entitled to vote, be entitled to one vote per share. Each share of preferred stock of any series having a stated value other than $100 on involuntary liquidation shall be entitled to as many votes or a fractional vote, as the case may be, as determined by the ratio of the stated value on involuntary liquidation of a share of each such series to $100.

  Redemption. A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Corporation, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series.

  The Corporation's Restated Articles of Incorporation prohibit the Corporation from redeeming (at its option or through operation of a sinking fund) or purchasing shares of any series of preferred stock unless full cumulative dividends on all outstanding shares of preferred stock for all dividend periods ending on or prior to the date of redemption or purchase shall have been paid or declared and set apart for payment.

  Shares of any series of preferred stock which shall have been redeemed or purchased by the Corporation shall, upon the filing of any required certificate, be restored to the status of authorized but unissued shares of preferred stock without designation and may be reissued from time to time, unless the statement of resolution relating to such series of preferred stock provides otherwise.

  Liquidation Rights. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation the holders of each series of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of the assets is made to the holders of the Voting Preference Stock or the Common Stock, cash in the amount or amounts set forth in the Prospectus Supplement relating to such series of Preferred Stock plus accrued and unpaid dividends. If the assets are not sufficient to pay in full the amounts payable on all shares of preferred stock in the event of voluntary or involuntary dissolution, liquidation or winding up, then the assets available for payment will be distributed ratably among the holders of the preferred stock of all series in proportion to the full preferential amounts to which they are respectively entitled.

  Transfer Agent and Registrar. The transfer agent for each series of Preferred Stock will be described in the related Prospectus Supplement.

  Adjustable Rate Cumulative Preferred Stock, Series D. The Corporation currently has outstanding 1,500,000 shares of Adjustable Rate Cumulative Preferred Stock, Series D, all of which have been called for redemption on March 11, 1994. Harris Trust Company of New York, New York, New York, is Transfer Agent for the Series D Preferred Stock.

  Adjustable Rate Cumulative Preferred Stock, Series E. The Corporation also has outstanding 100,000 shares of Adjustable Rate Cumulative Preferred Stock, Series E. These shares are of no par value per share but have a stated value on liquidation of $1,000 per share. Series E Preferred Stock is redeemable at the option of the Corporation at $1,030 per share through April 30, 1994, and at $1,000 per share thereafter. The Series E Preferred Stock is deposited with a bank under a depositary agreement and is represented by 1,000,000 Depositary Shares. The First Chicago Trust Company of New York, New York, New York, is the Transfer Agent for the Series E Depositary Shares.

VOTING PREFERENCE STOCK

  The Corporation has authorized 500,000 shares of a series of Voting Preference Stock in connection with the shareholders rights plan described under "Common Stock" above. To date none of such shares have been issued or are outstanding.

  The Voting Preference Stock is junior to Preferred Stock but has a preference over Common Stock as to dividends and assets on liquidation. Dividends (other than dividends payable in Common Stock) cannot be paid on Common Stock if the Corporation has not met the requirements for dividend payments or for any sinking fund created with respect to any series of Voting Preference Stock. In general, holders of Voting Preference Stock have the same voting rights as holders of Common Stock for the election of directors and all other purposes (voting with the Common Stock together as a single class) as well as voting rights specified by Texas law, except that holders of Voting Preference Stock have no voting rights on amendments to the Restated Articles of Incorporation other than as provided under Texas law and by the Restated Articles of Incorporation. Voting Preference Stock is entitled to one vote for each $10,000 of stated value attributable to such shares subject, however, to adjustments for shares having a stated value other than $10,000. Voting Preference Stock has no preemptive rights.

DEPOSITARY SHARES

  General. The Corporation may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. If such option is exercised, the Corporation will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

  The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Corporation and a bank or trust company selected by the Corporation having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

  The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipts are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

  Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Corporation or any holder of Preferred Stock, execute and deliver temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the benefits pertaining to) definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Corporation's expense.

  Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Receipts is entitled to have the Depositary deliver to such holder the whole shares of Preferred Stock and all money and other property, if any, relating to the surrendered Depositary Receipts.

  Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

  In the event of a distribution other than in cash or rights, preferences or privileges upon the Preferred Stock, the Depositary will distribute securities or property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of such Depositary Shares owned by such holders, unless the Depositary determines such distribution cannot be made proportionately among such holders or that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Corporation, sell such securities or property or adopt such other method as it deems equitable and practicable for effecting such distribution and distribute the net proceeds from such sale to such holders.

  Redemption of Depositary Shares. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary will mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock plus all money and other property, if any, represented by such Depositary Shares. Whenever the Corporation redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata or in any other manner, as may be determined by the Depositary to be equitable.

  Voting. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail a notice containing the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Such notice will also state that each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares and will contain a brief statement as to the manner in which such instructions may be given. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock (but, in its discretion, not from appearing at any meeting with respect to such Preferred Stock unless directed to the contrary by the holders of all the Depositary Receipts) to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

  Amendment and Termination of the Depositary Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Corporation and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution has been distributed to the holders of Depositary Shares.

  Charges of Depositary. The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Corporation will pay all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares, redemption of the Preferred Stock at the option of the Corporation and withdrawal of shares of Preferred Stock by holders of Depositary Shares. Holders of Depositary Shares will pay all other transfer and other taxes and governmental charges.

  Miscellaneous. The Depositary will make available for inspection by holders of Depositary Receipts, at the Depositary's office, any reports and communications received from the Corporation which are received by the Depositary as the holder of Preferred Stock.

  Neither the Depositary, any Depositary's Agent, any Registrar nor the Corporation will incur any liability if it is prevented or delayed by law or any circumstance beyond its control from performing its obligations under the Deposit Agreement. Neither the Depositary, any Depositary's Agent, any Registrar nor the Corporation assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Depositary Receipts other than for their gross negligence, willful misconduct, or bad faith. Neither the Depositary, any Depositary's Agent, any Registrar nor the Corporation shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Stock, the Depositary Shares or the Depositary Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. Neither the Depositary, any Depositary's Agent, any Registrar nor the Corporation shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants or upon information from any person presenting Stock for deposit, any holder of a Depositary Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Corporation may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

  Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Corporation written notice of its election to do so, and the Corporation may at any time remove the

Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                             ENSERCH CAPITAL L.L.C.

GENERAL

  Enserch Capital, a subsidiary of ENSERCH, is a limited liability company organized under the laws of the State of Delaware. All of its limited liability company interests (other than EC Preferred Securities) are beneficially owned by ENSERCH and are non-transferable. Enserch Capital's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, telephone:
(302) 658-7581. Enserch Capital has no board of directors, and all of its business and affairs will be conducted by ENSERCH, as the manager (the "Manager"). The location of the principal executive offices of the Manager is set forth above under "The Corporation." Enserch Capital exists solely for the purpose of issuing its limited liability company interests and lending the net proceeds thereof to ENSERCH.

EC PREFERRED SECURITIES

  Enserch Capital may, from time to time, issue EC Preferred Securities, in one or more series, having terms described in the Prospectus Supplement relating thereto. Under Enserch Capital's Amended and Restated Limited Liability Company Agreement (the "Limited Liability Company Agreement"), ENSERCH will be authorized to establish one or more classes or series of EC Preferred Securities, having such terms, including dividend, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions, as ENSERCH may determine. All EC Preferred Securities offered hereby will be guaranteed by ENSERCH to the limited extent set forth below under "Guarantee" and may also be entitled to the benefits of certain undertakings of ENSERCH as described below under "Backup Undertakings." Any special federal income tax, accounting and other considerations applicable to any offering of EC Preferred Securities and related Backup Undertakings will be described in the Prospectus Supplement relating thereto.

GUARANTEE

  ENSERCH will irrevocably and unconditionally agree (the "Guarantee"), to the extent set forth herein, to pay in full, to the holders of EC Preferred Securities of any class or series, the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off or counterclaim which Enserch Capital may have or assert. The Guarantee will constitute a guarantee of payment and not of collection, and may be enforced by holders of EC Preferred Securities directly against ENSERCH. The following payments to the extent not paid by Enserch Capital (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accumulated arrears and accruals of unpaid dividends which have heretofore been declared on the EC Preferred Securities of such class or series out of moneys legally available therefor, (ii) the redemption price including all accumulated arrears and accruals of unpaid dividends payable, out of moneys legally available therefor, with respect to any EC Preferred Securities of such class or series called for redemption, and (iii) upon a liquidation of Enserch Capital, the lesser of (a) the aggregate of the liquidation preference and all accumulated arrears and accruals of unpaid dividends (whether or not declared) on the EC Preferred Securities of such class or series to the date of payment and (b) the amount of assets of Enserch Capital remaining available for distribution in liquidation to the holders of EC Preferred Securities of such class or series. In addition, the Prospectus Supplement relating to a class or series of EC Preferred Securities will describe the rank of the Guarantee and any additional covenants or other terms of the Guarantee of ENSERCH with respect to such class or series.

BACKUP UNDERTAKINGS

  In connection with any class or series of EC Preferred Securities, ENSERCH may enter into additional arrangements with Enserch Capital, including intercompany loan agreements and amendments to Enserch Capital's Limited Liability Company Agreement, that operate directly or indirectly for the benefit of holders of the EC Preferred Securities. The Guarantee described above under "Guarantee," and any such other arrangements are herein collectively referred to as "Backup Undertakings" of ENSERCH and will be described in the Prospectus Supplement relating to any class or series of EC Preferred Securities to which they apply.

VALIDITY OF EC PREFERRED SECURITIES

  Certain matters of Delaware law relating to the validity of the EC Preferred Securities of Enserch Capital offered hereby will be passed upon by Richards, Layton & Finger, P.A., as special Delaware counsel for Enserch Capital. In rendering their opinions with respect to the EC Preferred Securities as described under "Legal Opinions," Mr. Satterwhite and Mudge Rose Guthrie Alexander & Ferdon may rely on Richards, Layton & Finger, P.A. as to matters of Delaware law.

                              PLAN OF DISTRIBUTION

  ENSERCH and/or Enserch Capital may offer or sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents. ENSERCH and/or Enserch Capital may sell Securities as soon as practicable after effectiveness of the Registration Statement, provided that favorable market conditions exist. Any such underwriter or agent involved in the offer and sale of the Securities will be named in an applicable Prospectus Supplement.

  Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Corporation also may offer and sell the Securities in exchange for one or more of its outstanding issues of equity or debt or convertible debt securities. ENSERCH and/or Enserch Capital also may, from time to time, authorize firms acting as the Corporation's or Enserch Capital's agents to offer and sell the Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Securities, underwriters may be deemed to have received compensation from ENSERCH and/or Enserch Capital in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by ENSERCH and/or Enserch Capital to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Corporation, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, ENSERCH and/or Enserch Capital in the ordinary course of business.

  If so indicated in an applicable Prospectus Supplement, ENSERCH will authorize dealers acting as ENSERCH's agents to solicit offers by certain institutions to purchase Debt Securities from ENSERCH at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of ENSERCH. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Debt Securities are being sold to underwriters, the Corporation shall have sold to such underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  Each series of Debt Securities, Preferred Stock and EC Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Securities are sold by the Corporation or Enserch Capital for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Securities may or may not be listed on a national securities exchange or a foreign securities exchange, except that the Common Stock is listed on the New York Stock Exchange, Midwest Stock Exchange and the London Stock Exchange. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchanges, subject to official notice of issuance. No assurance can be given as to the liquidity of or the trading markets for any Securities.

                                 LEGAL OPINIONS

  The validity of the Securities of ENSERCH will be passed upon for the Corporation by William T. Satterwhite, Esquire, Senior Vice President and General Counsel of the Corporation, and for any underwriters or agents by Mudge Rose Guthrie Alexander & Ferdon, New York, New York, who will rely on the opinion of Mr. Satterwhite as to matters of Texas law. Certain matters of Delaware law relating to the validity of the EC Preferred Securities of Enserch Capital will be passed upon by Richards, Layton & Finger, P.A., as special Delaware counsel for Enserch Capital. In rendering their opinions, Mr. Satterwhite and Mudge Rose Guthrie Alexander & Ferdon will rely upon the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law.

  Mudge Rose Guthrie Alexander & Ferdon has from time to time performed legal services for the Corporation. Mudge Rose Guthrie Alexander & Ferdon acted as counsel to the Corporation in connection with the recent sale of the principal assets of its engineering and construction business. In the year ended December 31, 1993, and through February 15, 1994, Mudge Rose Guthrie Alexander & Ferdon collected approximately $604,000 in legal fees from the Corporation in connection with such services. As of December 31, 1993, Mr. Satterwhite owned 16,415 shares of Common Stock and held options to acquire 84,622 shares of Common Stock (of which 61,497 are presently exercisable) and 8,644 shares of Common Stock which were held for his account under an employee benefit plan. Mr. Satterwhite also participates in other employee benefit plans of the Corporation.

                                    EXPERTS

  The financial statements and related financial statement schedules incorporated in this Prospectus by reference from the Corporation's Current Report on Form 8-K dated March 3, 1994, (containing financial statements for the year ended December 31, 1993) and from the Corporation's Annual Report on Form 10-K for the year ended December 31, 1992, have been audited by Deloitte & Touche, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

  With respect to any unaudited interim financial information included in the Corporation's Quarterly Reports on Form 10-Q, that are or will be incorporated herein by reference, Deloitte & Touche applies limited procedures in accordance with professional standards for reviews of such information. As stated in any of its reports that are included in the Corporation's Quarterly Reports on Form 10-Q, that are or will be incorporated herein by reference, Deloitte & Touche did not audit and did not express an opinion on such interim financial information. Accordingly, the degree of reliance on any of its reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche is not subject to the liability provisions of Section 11 of the Securities Act for any of its reports on such unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement filed under the Securities Act with respect to the Securities prepared or certified by an accountant within the meaning of Section 7 and 11 of the Securities Act.

  The estimates of reserves incorporated by reference in this Prospectus made by DeGolyer & MacNaughton, independent petroleum consultants, as set forth under "Properties" appearing in Part I and in Note 12 of the "Notes to Consolidated Financial Statements" appearing in Appendix A of the Corporation's 1992 Annual Report on Form 10-K for the year ended December 31, 1992, and in
Note 13 of the Notes to Consolidated Financial Statements appearing in Appendix A of the Corporation's Current Report on Form 8-K dated March 3, 1994, have been so set forth and incorporated herein in reliance upon the authority of such firm as experts.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth those expenses to be incurred by ENSERCH in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission registration fee, all amounts shown are estimates.

      Securities and Exchange Commission Registration Fee............. $155,174
      Accounting Fees and Expenses....................................   75,000
      Printing and Engraving Expenses.................................   85,000
      Trustee's and Depositary's Fees and Expenses....................   10,000
      Stock Exchange Listing Fees.....................................   93,300
      Legal Fees and Expenses.........................................  115,000
      Blue Sky Expenses, Including Counsel Fees.......................   20,000
      Rating Agency Fees..............................................  218,750
      Miscellaneous Expenses..........................................    2,776
                                                                       --------
          Total....................................................... $775,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 2.02-1 of the Texas Business Corporation Act authorizes, inter alia, a corporation to indemnify any person who was, is, or is threatened to be made a named defendant or respondent to any action, suit, inquiry or investigation (a "proceedings") because such person is or was a director if it is determined that such person conducted himself in good faith and reasonably believed that,
(i) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; (ii) in all other cases, except for a criminal proceeding, that his conduct was not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. A determination that such indemnification is permissible, and the authorization of indemnification and the determination as to reasonableness of expenses must be made by either the disinterested shareholders, disinterested directors, or by special legal counsel selected by disinterested directors. A director is not entitled to such indemnification if he is found liable on the basis that personal benefit was improperly received by him or if he is found liable to the corporation. A corporation is required to indemnify a director or officer of the corporation against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer of the corporation if he has been wholly successful, on the merits or otherwise, in the defense of the proceedings. Reasonable expenses may be advanced by the corporation if the director or officer who was, is or is threatened to be named a defendant or respondent in a proceeding delivers to the corporation a written statement of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and a written undertaking by him, or on his behalf, to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification is prohibited by this section. This section provides that if a director or officer of a corporation is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by such director or officer, the indemnification (1) is limited to reasonable expenses actually incurred by such director or officer in condition with the proceeding and (2) shall not be made in respect of any proceeding in which such director or officer shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. In addition, a court of competent jurisdiction may determine that a director or officer is entitled to indemnification under this section of the Texas Business Corporation Act.

  Section 2.02-1 of the Texas Business Corporation Act empowers a corporation to purchase and maintain insurance on behalf of directors and officers and certain other persons whether or not the corporation would have the power under such section to indemnify such person against liability.

  Article XIII of ENSERCH's Bylaws authorizes ENSERCH to indemnify any person who (i) is or was a director, officer, employee or agent of ENSERCH, or (ii) while a director, officer, employee or agent of ENSERCH, is or was serving at the request of ENSERCH as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act. ENSERCH also may indemnify any person to such further extent as permitted by law.

  Additionally, Article Eight of ENSERCH's Restated Articles of Incorporation eliminates in certain circumstances the monetary liability of directors of ENSERCH for an act or omission in the director's capacity as a director. This provision does not eliminate or limit the liability for (i) a breach of a director's duty of loyalty to ENSERCH or its shareholder; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of the director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend.

  ENSERCH carries directors' and officers' liability insurance which insures ENSERCH's directors and officers against liability for any "wrongful act" arising out of their position, and which is not reimbursable under the ENSERCH's Bylaws or which, if reimbursable, ENSERCH has not paid or is unable to pay. These provisions of the policy pertaining to officers and directors are also subject to several exclusions, including losses covered under other forms of insurance, losses occasioned by violations of governmental regulations and ordinances, losses for which insurance would be against public policy and others recited therein.

ITEM 16. EXHIBITS

  Unless otherwise noted, the following exhibits are filed herewith:

  EXHIBIT
    NO.                               DOCUMENT
  -------                             --------                              ---
  1.1      Form of Debt Underwriting Agreement including Form of Letter to prospective underwriters of Debt Securities.
  1.2      Form of Equity Underwriting Agreement.
  1.3      Form of Agency Agreement.
  4.1*     Form of Debt Securities.
  4.2*     Form of Medium-Term Note (fixed rate).
  4.3*     Form of Medium-Term Note (floating rate).
  4.4      Senior Indenture, dated as of February 15, 1992, between the
           Corporation and The First National Bank of Chicago, as Trust-
           ee.
  4.5      Form of Subordinated Indenture between the Corporation and The
           First National Bank of Chicago, as Trustee.
  4.6      Form of resolution of the Securities Committee of the Board of
           Directors of the Corporation authorizing and creating a series of Preferred Stock.
  4.7      Form of specimen certificate representing shares of Preferred
           Stock.
  4.8      Form of specimen certificate representing shares of Common
           Stock.
  4.9      Form of Deposit Agreement.

  EXHIBIT
    NO.                               DOCUMENT
  -------                             --------                              ---
  4.10     Form of Depositary Receipt (included in Exhibit 4.9).
  4.11     Restated Articles of Incorporation of the Corporation, as
           amended (incorporated by reference to Exhibit 3.1 of the Cor-
           poration's Form 10-K for the Year Ended December 31, 1988
           [File No. 1-3183]).
  4.12     Rights Agreement, dated as of April 15, 1986, between the Cor-
           poration and Harris Trust Company of New York (incorporated by reference to Exhibit 4.5 of the Corporation's Registration
           Statement on Form S-3 [No. 33-45688]).
  4.13     Bylaws of the Corporation, as amended.
  4.14     Certificate of Formation of Enserch Capital L.L.C. ("Enserch
           Capital").
  4.15     Limited Liability Company Agreement of Enserch Capital.
  5.1      Opinion of William T. Satterwhite, Esquire, as to the legality of the Securities of ENSERCH.
  5.2      Opinion of Richards, Layton & Finger, P.A. as to validity of
           EC Preferred Securities of Enserch Capital.
 12        Computations of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock div-
           idends.
 15        Letter of Deloitte & Touche regarding unaudited interim finan-
           cial information.
 23.1      Consent of Deloitte & Touche.
 23.2      Consent of DeGolyer and MacNaughton.
 23.3      Consent of William T. Satterwhite (included in Exhibit 5.1 above).
 23.4      Consent of Richards, Layton & Finger, P.A. (included in Ex-
           hibit 5.2 hereto).
 24        Powers of Attorney.
 25.1      Statement of Eligibility under the Trust Indenture Act of
           1939, as amended, of The First National Bank of Chicago, as
           Trustee under the Senior Debt Indenture.
 25.2      Statement of Eligibility under the Trust Indenture Act of
           1939, as amended, of The First National Bank of Chicago, as
           Trustee under the Subordinated Debt Indenture.

- --------
  *The Corporation will file any forms of Debt Securities, Preferred Stock or EC Preferred Securities not previously so filed in a current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that the undertakings set forth in paragraph (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by ENSERCH pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of ENSERCH's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrants pursuant to the provision described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, ENSERCH CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILLING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS AND STATE OF TEXAS ON THE 7TH DAY OF MARCH 1994.

                                          ENSERCH CORPORATION

                                                   /s/ D. W. Biegler
                                          By: _________________________________
                                                     D. W. Biegler,
                                                 Chairman and President,
                                                 Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, ENSERCH CAPITAL L.L.C. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF DALLAS AND STATE OF TEXAS, ON THE 7TH DAY OF MARCH 1994.

                                          ENSERCH CAPITAL L.L.C.

                                          By: ENSERCH CORPORATION,

                                                   /s/ D. W. Biegler
                                          By: _________________________________
                                          Name:D. W. Biegler,
                                          Title: Chairman and President, Chief
                                                 Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

      SIGNATURE AND TITLE                             DATE
      -------------------                             ----
D. W. Biegler, Chairman and
 President,
Chief Executive Officer, and
 Director;
William B. Boyd, Director; B.
 A.
Bridgewater, Jr., Director;
 Lawrence E.
Fouraker, Director; Preston M.
 Geren, Jr.,
Director; Marvin J. Girouard,
 Director;
Joseph M. Haggar, Director; W.
 C. McCord,                                      March 7, 1994
Director; Diana S. Natalicio,
 Director;
W. Ray Wallace, Director; S. R.
 Singer,
Senior Vice President, Finance
 and
Corporate Development, Chief
 Financial
Officer; Jerry W. Pinkerton,
 Vice
President and Controller, Chief
Accounting Officer

By:   /s/ D. W. Biegler
     D. W. Biegler,
    As Attorney-in-Fact